Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read item 4.01 of Form 8-K dated December 16, 2016 of Hampshire Group, Limited and are in agreement with the statements contained therein.

/s/Elliott Davis Decosimo, LLC

Greenville, South Carolina

December 16, 2016